UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2019

Adynxx, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36278	58-2349413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Pine Street, Suite 500 San Francisco, California 94111 (Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code): (415) 512-7740

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	ADYX (OTCQB)	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Pierre Legault as Director

On July 16, 2019, Pierre Legault provided Adynxx, Inc. with notice of his resignation from our board of directors, or the Board, effective July 19, 2019. Mr. Legault’s decision to resign was not due to any disagreement with us on any matter relating to our operations, policies or practices.

Appointment of Gregory J. Flesher as Director

Effective July 22, 2019, Gregory J. Flesher was appointed to the Board, with a term expiring at our next annual meeting of stockholders and until his successor has been duly elected and qualified, or until his resignation or removal. Mr. Flesher has not been appointed to serve on any committee of the Board.

Mr. Flesher, age 49, has served as the Chief Executive Officer and a member of the board of directors of Novus Therapeutics, Inc., a specialty pharmaceutical company focused on developing products for patients with disorders of the ear, nose and throat, since May 2017. Prior to Novus, Mr. Flesher served as Chief Executive Officer and a member of the board of directors for Otic Pharma, Ltd. from 2015 to 2017. Mr. Flesher has more than 20 years of pharmaceutical industry experience and has been closely involved with several successful drug development programs that have resulted in multiple product approvals and commercial launches in the U.S. and Europe. Prior to Otic Pharma, Mr. Flesher served as Senior Vice President of Corporate Development and Chief Business Officer, and other executive management roles at Avanir Pharmaceuticals, Inc. from 2006 to 2015. Mr. Flesher received his B.S. in Biology from Purdue University and studied Biochemistry and Molecular Biology at Indiana University School of Medicine.

There is no arrangement or understanding between Mr. Flesher and any other person pursuant to which he was selected as a director, and there is no family relationship between Mr. Flesher and any of our other directors or executive officers. We will enter into our standard indemnification agreement with Mr. Flesher.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADYNXX, INC.

Dated: July 22, 2019

By: /s/ Rick Orr
Name: Rick Orr
Title: President and Chief Executive Officer